Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of IAMGOLD Corporation

We consent to the incorporation by reference in this registration statement on Form F-10 of:

•

our Independent Auditors’ Report dated March 25, 2011 on the consolidated balance sheets of IAMGOLD Corporation as at December 31, 2010 and December 31, 2009 and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010;

•

our Report of Independent Registered Public Accounting Firm dated March 28, 2010 on the consolidated balance sheets of IAMGOLD Corporation as at December 31, 2010 and December 31, 2009 and the related consolidated statements of earnings, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010; and

•

our Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting dated March 28, 2010 on IAMGOLD Corporation’s internal control over financial reporting as of December 31, 2010;

and to the reference to our firm under the heading “Interests of Experts” in the preliminary prospectus.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

June 30, 2011